Exhibit 99.1

Powerwave Technologies Provides Second Quarter Update and Conference Call Information

SANTA ANA, Calif.--(BUSINESS WIRE)--July 12, 2011--Powerwave Technologies, Inc. (NASDAQ:PWAV), a global supplier of end-to-end solutions for wireless communications networks, today provided preliminary revenue information for its fiscal second quarter ended July 3, 2011. Powerwave announced that it anticipates that revenues for its fiscal second quarter ended July 3, 2011 will be in the range of $168 million to $172 million. This updates Powerwave’s previously announced expectations of revenues for the second quarter.

“For the second quarter, in spite of some slowness in several of our markets, we were able to increase revenues by over 24 percent from the first quarter of this year and achieve the anticipated revenue range,” stated Ronald Buschur, President and Chief Executive Officer of Powerwave Technologies. “Looking ahead for the remainder of this year, we continue to believe that we are on track for meeting the bottom range of our 2011 annual revenue guidance of $650 million to $680 million. We continue to believe that Powerwave is in an excellent position to build upon and capture the long-term growth opportunities that are in the wireless infrastructure marketplace.”

Company Background

Powerwave Technologies, Inc., is a global supplier of end-to-end wireless solutions for wireless communications networks. Powerwave designs, manufactures and markets a comprehensive suite of wireless solutions, including antennas, base station products and advanced coverage solutions, utilized in all major wireless network protocols and frequencies, including Next Generation Networks in 4G technology, such as LTE and WiMAX. Corporate headquarters are located at 1801 E. St. Andrew Place, Santa Ana, Calif. 92705. For more information on Powerwave’s advanced wireless coverage and capacity solutions, please call (888)-PWR-WAVE (797-9283) or visit our web site at www.powerwave.com. Powerwave, Powerwave Technologies and the Powerwave logo are registered trademarks of Powerwave Technologies, Inc.

Conference Call

Powerwave will be providing a simultaneous Webcast and live dial-in number of its second quarter fiscal 2011 financial results conference call on Thursday, August 4, 2011 at 2:00 PM Pacific time. To access this audio Webcast, select the Investor Relations page at www.powerwave.com and select the Powerwave Technologies Q2 earnings conference call. The call will last for approximately 1 hour. To listen to the live call, please call (617) 614-4909 and enter reservation number 37398062. A replay of the Webcast will be available beginning approximately 3 hours after completion of the initial Webcast. Additionally, an audio playback of the conference call will be available at approximately 5:00 PM Pacific time on August 4, 2011 through August 11, 2011 by calling (617) 801-6888 and entering reservation number 56294125.

Forward-Looking Statements

The foregoing statements regarding Powerwave’s anticipated revenues for the fiscal second quarter of 2011 and for the full 2011 fiscal year, our ability to meet our annual revenue guidance, long-term growth opportunities within the wireless communications infrastructure industry, and Powerwave’s ability to capitalize on such opportunities are “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Reform Act of 1995. Final revenues for the second fiscal quarter of 2011 are subject to Powerwave’s quarterly financial review procedures and consolidation of the Company’s financial results, and therefore, final revenues for the second quarter may end up being different from what is currently anticipated. The forward-looking statements contained in this press release are based on information available to Powerwave as of the date of this press release and management’s views and assumptions regarding future events and business performance as of the date of this press release and are subject to risks and uncertainties which could cause our actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: our ability to increase sales; our reliance on a limited number of customers; delays or cancellations of wireless network capacity expansions and buildouts for both existing 2G and 2.5G networks, 3G and 4G networks; macroeconomic factors that may negatively influence the demand for wireless communications infrastructure and thereby reduce demand for our products; future consolidation of our customers may reduce demand for our products; our ability to achieve manufacturing cost reductions and operating expense reductions; our ability to generate positive cash flow; wireless network operators may decide to not continue to deploy infrastructure equipment in the quantities that we expect; we require continued success in the design of new wireless infrastructure products and such products must be manufacturable and of good quality and reliability; we are not able to increase our prices to cover our exposure to raw material and freight price increases; our dependence on single source suppliers for certain key components used in our products exposes us to potential material shortages; component shortages or difficulties in obtaining components in the quantities required to meet customer demands; our business requires continued favorable business conditions and growth in the wireless communications market. Powerwave emphasizes that its reported financial performance and period to period comparisons are not necessarily indicative of the results that may be expected in the future and Powerwave believes that such comparisons cannot be relied upon as indicators of future performance. Powerwave also emphasizes that the market price of its Common Stock has exhibited high levels of volatility and therefore may not be suitable for all investors. More detailed information on these and additional factors which could affect Powerwave’s operating and financial results and the price of Powerwave’s common stock are described in Powerwave’s Form 10-K, for the fiscal year ended January 2, 2011, and its Form 10-Q, for the quarterly period ended April 3, 2011, both of which were filed with the Securities and Exchange Commission, and other risks detailed from time to time in Powerwave’s reports filed with the Securities and Exchange Commission. Powerwave urges all interested parties to read these reports to gain a better understanding of the many business and other risks that Powerwave faces. Powerwave expressly disclaims any intent or obligation to update any forward looking statements, whether as a result of new information, future events or otherwise, after the date of this press release to conform such statements to actual results or to changes in our opinions or expectations excepts as required by applicable law or the rules of the NASDAQ Stock Market.

CONTACT:
Powerwave Technologies, Inc.
Kevin Michaels, 714-466-1608